EXHIBIT 99.1
SemGroup Reports Improved Earnings for Second Quarter 2018

Tulsa, Okla. - August 8, 2018 - SemGroup® Corporation (NYSE:SEMG) today reported second quarter 2018 net loss of $2.7 million, compared to net loss of $33.0 million in first quarter 2018 and net income of $9.6 million in second quarter 2017. The improvement in quarter over quarter earnings is primarily due to lower income tax and interest expense pertaining to non-recurring items recognized during the first quarter.

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) was $99.0 million in second quarter 2018, compared to $93.4 million in first quarter 2018, and $65.4 million in second quarter 2017. Adjusted EBITDA is a non-GAAP measure and is reconciled to net income below. Second quarter Adjusted EBITDA results were 6 percent higher over the prior quarter due to stronger crude volumes and margins, as well as the absence of a one-time insurance claim write-off recognized during the first quarter.

"We delivered solid financial results during the second quarter with improved earnings in five of our six segments," said SemGroup President and Chief Executive Officer Carlin Conner. "Improving crude oil and gas volumes, coupled with contributions from our organic growth projects, will continue to provide increasing cash flows. As we look to the second half of 2018, one of our highest priorities is executing additional capital raise measures that allow us to reach our leverage goals."

Recent Developments
On August 7, SemGroup announced that its Board of Directors had declared a quarterly cash dividend to common shareholders. A dividend in the amount of $0.4725 per share, or $1.89 per share annualized, will be paid on August 29, 2018 to all common shareholders of record on August 20, 2018.

The Board of Directors also declared a dividend to holders of its 7% Series A Cumulative Perpetual Convertible Preferred Stock. The company elected, pursuant to the terms of the convertible preferred shares, to have the aggregate amount of $6.2 million that would have been payable in cash as a dividend added to the liquidation preference of such shares as a payment in kind. The payment date for the payment in kind on the shares of convertible preferred stock is August 29, 2018 and the record date is August 20, 2018.

Segment Profit
SemGroup management believes segment profit is a valuable measure of the operating and financial performance of the company's operating segments. Segment profit is defined as revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reconciliations can be found in the tables of this release.

	Three Months Ended			Six Months Ended
	June 30,		March 31	June 30,
Segment Profit:	2018	2017	2018	2018	2017
Crude Transportation	$37,865	$29,028	$34,310	$72,175	$57,279
Crude Facilities	9,683	9,481	9,341	19,024	19,045
Crude Supply and Logistics	(1,959)	(2,173)	(6,583)	(8,542)	(4,601)
HFOTCO	34,804	—	30,988	65,792	—
SemGas	15,437	19,483	14,277	29,714	37,711
SemCAMS	21,448	19,038	22,113	43,561	35,902
Other and eliminations	(172)	8,296	10,963	10,791	16,663
Total Segment Profit	$117,106	$83,153	$115,409	$232,515	$161,999

Performance by Segment Profit - Second Quarter vs. First Quarter 2018

•	Crude Transportation increased $3.6 million driven by higher White Cliffs Pipeline volumes.

•	Crude Facilities was relatively flat as storage and throughput volumes remained consistent.

•	Crude Supply and Logistics improved due to location differentials.

•	HFOTCO increased due to the absence of a $4 million write-off of an insurance claim during the first quarter.

•	SemGas increased primarily due to higher STACK volumes.

•	SemCAMS results were flat; volumes decreased due to planned KA plant turnaround.

•	Other down due to the absence of divested assets, SemLogistics and SemMexico.

Select Operating Statistics	2Q 2018	1Q 2018	2Q 2017
Crude Transportation
Transportation Volumes (mbbl/d)	188	182	182
White Cliffs Pipeline Volumes (mbbl/d)	135	107	107
Crude Facilities
Cushing Terminal Utilization %	97%	98%	94%
HFOTCO
Average Terminal Utilization %	97%	97%	n/a
SemGas(1)
Total Average Processing Volumes (mmcf/d)	367	305	277
SemCAMS(2)
Total Average Throughput Volumes (mmcf/d)	382	441	349

(1) SemGas volumes include total processed volumes - Oklahoma and Texas plants
(2) SemCAMS volumes include total processed volumes - K3, KA and West Fox Creek facilities

Guidance Outlook
Based on our year-to-date results and expectations for the remainder of 2018, SemGroup is affirming its financial guidance provided earlier this year.

Earnings Conference Call
SemGroup will host a conference call for investors at 11 a.m. Eastern, August 9, 2018. The call can be accessed live over the telephone by dialing 855-239-1101, or for international callers, 412-542-4117. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto

SemGroup's Investor Relations website at www.semgroupcorp.com. A replay of the webcast will be available following the call. The second quarter 2018 slide deck will be posted under presentations.

About SemGroup
SemGroup® Corporation (NYSE:SEMG) moves energy across North America through a network of pipelines, processing plants, refinery-connected storage facilities and deep-water marine terminals with import and export capabilities. SemGroup serves as a versatile connection between upstream oil and gas producers and downstream refiners and end users. Key areas of operation and growth include western Canada, the Mid-Continent and the Gulf Coast. SemGroup is committed to safe, environmentally sound operations. Headquartered in Tulsa, Okla., the company has additional offices in Calgary, Alberta; Platteville, Colo.; and Houston, Texas.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at www.semgroupcorp.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
SemGroup’s non-GAAP measures, Adjusted EBITDA, Cash Available for Dividends ("CAFD") and Total Segment Profit, are not GAAP measures and are not intended to be used in lieu of GAAP presentation of their most closely associated GAAP measures, net income (loss) for Adjusted EBITDA and CAFD and operating income for Total Segment Profit.
Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. In addition to non-cash items, we have selected items for adjustment to EBITDA which management feels decrease the comparability of our results among periods. These items are identified as those which are generally outside of the results of day to day operations of the business. These items are not considered non- recurring, infrequent or unusual, but do erode comparability among periods in which they occur with periods in which they do not occur or occur to a greater or lesser degree. Historically, we have selected items such as gains on the sale of NGL Energy Partners LP common units, costs related to our predecessor’s bankruptcy, significant business development related costs, significant legal settlements, severance and other similar costs. Management believes these types of items can make comparability of the results of day to day operations among periods difficult and have chosen to remove these items from our Adjusted EBITDA. We expect to adjust for similar types of items in the future. Although we present selected items that we consider in evaluating our performance, you should be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, mechanical interruptions and numerous other factors. We do not adjust for these types of variances.
CAFD is based on Adjusted EBITDA, as defined above, and reduced for cash income taxes, cash interest expense, preferred stock cash dividends and maintenance capital expenditures, as adjusted for selected items which management feels decrease the comparability of results among periods. CAFD is a performance measure utilized by management to analyze our performance after the payment of cash taxes, servicing debt obligations and making sustaining capital expenditures.
Total Segment Profit represents revenue, less cost of products sold (exclusive of depreciation and amortization) and operating expenses, plus equity earnings and is adjusted to remove unrealized gains and losses on commodity derivatives and to reflect equity earnings on an EBITDA basis. Reflecting equity earnings on an EBITDA basis is achieved by adjusting equity earnings to exclude our percentage of interest, taxes, depreciation and amortization from equity earnings for operated equity method investees. For our investment in NGL Energy, we exclude equity earnings and include cash distributions received. Segment profit is the measure by which management assess the performance of our reportable segments.

These measures may be used periodically by management when discussing our financial results with investors and analysts and are presented as management believes they provide additional information and metrics relative to the performance of our businesses. These non-GAAP financial measures have important limitations as analytical tools because they excludes some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider non-GAAP measures in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for the limitations of our non-GAAP measures as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the non-GAAP measure and the most comparable GAAP measure and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results. Because all companies do not use identical calculations, our presentations of non-GAAP measures may be different from similarly titled measures of other companies, thereby diminishing their utility.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, our anticipated annual dividend growth rate, management's plans and objectives for future operations, planned capital expenditures, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to generate sufficient cash flow from operations to enable us to pay our debt obligations and our current and expected dividends or to fund our other liquidity needs; any sustained reduction in demand for, or supply of, the petroleum products we gather, transport, process, market and store; the effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us; our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity; the failure to realize the anticipated benefits of our acquisition of 100 percent of the equity interests in Buffalo Parent Gulf Coast Terminals LLC, the parent company of Buffalo Gulf Coast Terminals LLC and HFOTCO LLC, doing business as Houston Fuel Oil Terminal Company (“HFOTCO”); the loss of, or a material nonpayment or nonperformance by, any of our key customers; the amount of cash distributions, capital requirements and performance of our investments and joint ventures; the consequences of any divestitures of non-strategic operating assets or divestitures of interests in some of our operating assets through partnerships and/or joint ventures; the amount of collateral required to be posted from time to time in our commodity purchase, sale or derivative transactions; the impact of operational and developmental hazards and unforeseen interruptions; our ability to obtain new sources of supply of petroleum products; competition from other midstream energy companies; our ability to comply with the covenants contained in our credit agreements, continuing covenant agreement, and the indentures governing our notes, including requirements under our credit agreements and continuing covenant agreement to maintain certain financial ratios; our ability to renew or replace expiring storage, transportation and related contracts; the overall forward markets for crude oil, natural gas and natural gas liquids; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment of goodwill resulting from the loss of customers or business; changes in currency exchange rates; weather and other natural phenomena, including climate conditions; a cyber attack involving our information systems and related infrastructure, or that of our business associates; the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies; costs of, or changes in, laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; general economic, market and business conditions; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
investor.relations@semgroupcorp.com

Media:
Tom Droege
918-524-8560
tdroege@semgroupcorp.com

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current assets	$695,864	$902,899
Property, plant and equipment, net	3,415,505	3,315,131
Goodwill and other intangible assets	639,142	655,945
Equity method investments	276,120	285,281
Other noncurrent assets, net	145,044	132,600
Noncurrent assets held for sale	—	84,961
Total assets	$5,171,675	$5,376,817
LIABILITIES, PREFERRED STOCK AND OWNERS' EQUITY
Current liabilities:
Current portion of long-term debt	$6,000	$5,525
Other current liabilities	608,196	761,036
Total current liabilities	614,196	766,561
Long-term debt, excluding current portion	2,534,894	2,853,095
Other noncurrent liabilities	90,937	85,080
Noncurrent liabilities held for sale	—	13,716
Total liabilities	3,240,027	3,718,452
Preferred stock	347,130	—
Total owners' equity	1,584,518	1,658,365
Total liabilities, preferred stock and owners' equity	$5,171,675	$5,376,817

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Revenues	$595,794	$473,089	$661,609	$1,257,403	$929,189
Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	412,089	340,107	496,132	908,221	689,105
Operating	90,245	73,346	69,791	160,036	125,429
General and administrative	22,886	26,819	26,477	49,363	48,531
Depreciation and amortization	51,755	25,602	50,536	102,291	50,201
Loss (gain) on disposal or impairment, net	1,824	(234)	(3,566)	(1,742)	2,176
Total expenses	578,799	465,640	639,370	1,218,169	915,442
Earnings from equity method investments	14,351	17,753	12,614	26,965	34,844
Operating income	31,346	25,202	34,853	66,199	48,591
Other expenses, net	37,685	11,966	44,805	82,490	45,537
Income (loss) before income taxes	(6,339)	13,236	(9,952)	(16,291)	3,054
Income tax expense (benefit)	(3,613)	3,625	23,083	19,470	3,720
Net income (loss)	(2,726)	9,611	(33,035)	(35,761)	(666)
Less: cumulative preferred stock dividends	6,211	—	4,832	11,043	—
Net income (loss) attributable to common shareholders	$(8,937)	$9,611	$(37,867)	$(46,804)	$(666)
Net income (loss)	$(2,726)	$9,611	$(33,035)	$(35,761)	$(666)
Other comprehensive income, net of income tax	6,180	8,952	18,171	24,351	14,985
Comprehensive income (loss)	$3,454	$18,563	$(14,864)	$(11,410)	$14,319

Net income (loss) per common share:
Basic	$(0.11)	$0.15	$(0.48)	$(0.60)	$(0.01)
Diluted	$(0.11)	$0.15	$(0.48)	$(0.60)	$(0.01)
Weighted average shares (thousands):
Basic	78,319	65,749	78,198	78,259	65,717
Diluted	78,319	66,277	78,259	78,259	65,717

Reconciliation of Net Income to Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Net income (loss)	$(2,726)	$9,611	$(33,035)	$(35,761)	$(666)
Add: Interest expense	35,904	13,477	42,461	78,365	27,344
Add: Income tax expense	(3,613)	3,625	23,083	19,470	3,720
Add: Depreciation and amortization expense	51,755	25,602	50,536	102,291	50,201
EBITDA	81,320	52,315	83,045	164,365	80,599
Selected Non-Cash Items and Other Items Impacting Comparability	17,690	13,095	10,326	28,016	45,478
Adjusted EBITDA	$99,010	$65,410	$93,371	$192,381	$126,077
Selected Non-Cash Items and
Other Items Impacting Comparability
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Loss (gain) on disposal or impairment, net	$1,824	$(234)	$(3,566)	$(1,742)	$2,176
Foreign currency transaction loss (gain)	2,314	(1,011)	3,294	5,608	(1,011)
Adjustments to reflect equity earnings on an EBITDA basis	4,886	6,692	4,883	9,769	13,401
M&A transaction related costs	648	5,453	1,156	1,804	5,453
Employee severance and relocation expense	211	312	137	348	870
Unrealized loss (gain) on derivative activities	4,409	(928)	2,226	6,635	(901)
Non-cash equity compensation	3,398	2,803	2,196	5,594	5,560
Loss on early extinguishment of debt	—	8	—	—	19,930
Selected Non-Cash Items and Other Items Impacting Comparability	$17,690	$13,095	$10,326	$28,016	$45,478

Segment Profit and Adjusted EBITDA:
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Segment Profit:	2018	2017	2018	2018	2017
Crude Transportation	$37,865	$29,028	$34,310	$72,175	$57,279
Crude Facilities	9,683	9,481	9,341	19,024	19,045
Crude Supply and Logistics	(1,959)	(2,173)	(6,583)	(8,542)	(4,601)
HFOTCO	34,804	—	30,988	65,792	—
SemGas	15,437	19,483	14,277	29,714	37,711
SemCAMS	21,448	19,038	22,113	43,561	35,902
Other and eliminations	(172)	8,296	10,963	10,791	16,663
Total Segment Profit	117,106	83,153	115,409	232,515	161,999
Less:
General and administrative expense	22,886	26,819	26,477	49,363	48,531
Other income	(533)	(508)	(950)	(1,483)	(726)
Plus:
M&A related costs	648	5,453	1,156	1,804	5,453
Employee severance and relocation	211	312	137	348	870
Non-cash equity compensation	3,398	2,803	2,196	5,594	5,560
Consolidated Adjusted EBITDA	$99,010	$65,410	$93,371	$192,381	$126,077

Reconciliation of Operating Income to Total Segment Profit:
(in thousands, unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2018	2017	2018	2018	2017
Operating income	$31,346	$25,202	$34,853	$66,199	$48,591
Plus
Adjustments to reflect equity earnings on an EBITDA basis	4,886	6,692	4,883	9,769	13,401
Unrealized loss (gain) on derivatives	4,409	(928)	2,226	6,635	(901)
General and administrative expense	22,886	26,819	26,477	49,363	48,531
Depreciation and amortization	51,755	25,602	50,536	102,291	50,201
Loss (gain) on disposal or impairment, net	1,824	(234)	(3,566)	(1,742)	2,176
Total Segment Profit	$117,106	$83,153	$115,409	$232,515	$161,999

Cash Available for Dividends:
(in thousands, unaudited)

	Three Months Ended						Six Months Ended
	June 30,				March 31,		June 30,
	2018		2017		2018		2018		2017
Adjusted EBITDA	$99,010		$65,410		$93,371		$192,381		$126,077
Less: Cash interest expense	34,870		18,396		32,530		67,400		36,372
Less: Maintenance capital	11,550		11,850		7,729		19,279		20,122
Less: Cash paid for income taxes	12,900		1,721		1,800		14,700		2,876
Selected items impacting comparability
Add back: Mexico disposal cash taxes	10,955		—		—		10,955		—
Cash available for dividends	$50,645		$33,443		$51,312		$101,957		$66,707

Dividends declared	$37,022		$35,171		$37,004		$74,026		$64,755

Dividend coverage ratio	1.4	x	1.0	x	1.4	x	1.4	x	1.0	x